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                                                                    EXHIBIT 23.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 1999, which appears at page 67 of Form 10-K of Centex Corporation, 3333 Holding Corporation, and Centex Development Company, L.P. for the year ended March 31, 1999, and to all references to our firm included in this Registration Statement on Form S-3.

                                                 ARTHUR ANDERSEN LLP


Dallas, Texas,
January 6, 2000